PLAN OF DISTRIBUTION

OF

AMERICAN FUNDS INSURANCE SERIES

CLASS 4 SHARES

WHEREAS, American Funds Insurance Series (the “Series”) is a Massachusetts business trust which consists of funds set forth on Exhibit A (each a “Fund” and collectively the “Funds”) and may offer additional series of funds in the future;

WHEREAS, each Fund offers shares of beneficial interest;

WHEREAS, American Funds Distributors, Inc. (“AFD”) or any successor entity designated by the Trust (AFD and any such successor collectively are referred to as “Distributor”) will serve as distributor of the shares of beneficial interest of the Funds;

WHEREAS, the purpose of this Plan of Distribution (the "Plan") is to authorize the Series to bear expenses of distribution of a class of such shares, including payments to various insurance companies (the “Insurance Companies”) previously approved by the Board of Trustees, for certain distribution expenses incurred in connection with the Series; and

WHEREAS, the Board of Trustees of the Series has determined that there is a reasonable likelihood that this Plan will benefit the Series and its shareholders, as well as the owners of variable insurance contracts and policies that hold shares of the Series:

NOW, THEREFORE, the Series adopts this Plan as follows:

1. Payments to Insurance Companies. The Series shall pay to the Insurance Companies, pursuant to this Plan, an amount equal to 0.25 of 1% per annum of the average net assets represented by Class 4 shares of the Series to finance any distribution activity which is primarily intended to benefit the shares of the Series; provided that the Board of Trustees of the Series shall have approved categories of expenses for which payment shall be made pursuant to this paragraph 1.

2. Approval by the Board. This Plan shall not take effect until it has been approved, together with any related agreement, by votes of the majority of both (i) the Board of Trustees of the Series and (ii) those Trustees of the Series who are not "interested persons" of the Series (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) and have no direct or indirect financial interest in the operation of this Plan or any agreement related to it (the "Independent Trustees"), cast in person at a meeting called for the purpose of voting on this Plan and/or such agreement.

3. Review of Expenditures. At least quarterly, the Board of Trustees shall be provided by any person authorized to direct the disposition of monies paid or payable by the Series pursuant to this Plan or any related agreement, and the Board shall review, a written report of the amounts expended pursuant to this Plan and the purposes for which such expenditures were made.

4. Termination of Plan. This Plan may be terminated as to each Fund’s Class 4 shares at any time by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Class 4 shares of each Fund. Unless sooner terminated in accordance with this provision, this Plan shall continue in effect until December 31, 2012. It may thereafter be continued from year to year in the manner provided for in paragraph 2 hereof. The effective and termination dates of this Plan with respect to the Funds are set forth on Exhibit A.

5. Requirements of Agreement. Any agreement related to this Plan shall be in writing, and shall provide:

a.	that such agreement may be terminated as to the Series at any time, without payment of any penalty, by vote of a majority of the Independent Trustees or by a vote of a majority of the outstanding Class 4 shares of each Fund, on not more than sixty (60) days' written notice to any other party to the agreement; and

b.	that such agreement shall terminate automatically in the event of its assignment.

6. Amendment. This Plan may not be amended to increase materially the maximum amount of fees or other distribution expenses provided for in paragraph 1 hereof with respect to the Class 4 shares of each Fund unless such amendment is approved by vote of a majority of the Class 4 shares of each Fund and as provided in paragraph 2 hereof, and no other material amendment to this Plan shall be made unless approved in the manner provided for in paragraph 2 hereof.

7. Nomination of Trustees. While this Plan is in effect, the selection and nomination of Independent Trustees shall be committed to the discretion of the Independent Trustees of the Trust.

8. Issuance of Additional Series of Funds. This Plan shall apply to any additional funds added to the Series that offer Class 4 shares unless the Series’ Independent Trustees otherwise provide.

9. Application to Funds. The provisions of this Plan shall apply separately to each fund of the Series, and any actions taken by the Board of Trustees or the shareholders of the Series, pursuant to paragraphs 2, 4 and 6 hereof, shall be taken separately for each fund of the Series.

10. Record Retention. The Series shall preserve copies of this Plan and any related agreement and all reports made pursuant to paragraph 3 hereof for not less than six (6) years from the date of this Plan, or such agreement or reports, as the case may be, the first two years of which such records shall be stored in an easily accessible place.

IN WITNESS WHEREOF, the Series has caused this Plan to be executed by its officers thereunto duly authorized, as of December 5, 2012.

AMERICAN FUNDS INSURANCE SERIES

By:/s/Donald D. O’Neal

Donald D. O’Neal,

Vice Chairman

By:/s/ Steven I. Koszalka

Steven I. Koszalka,

Secretary

EXHIBIT A

Fund	Effective Date	Termination Date
Global Growth Fund	January 1, 2013	December 31, 2013
Global Small Capitalization Fund	January 1, 2013	December 31, 2013
Growth Fund	January 1, 2013	December 31, 2013
International Fund	January 1, 2013	December 31, 2013
New World Fund	January 1, 2013	December 31, 2013
Blue Chip Income and Growth Fund	January 1, 2013	December 31, 2013
Global Growth and Income Fund	January 1, 2013	December 31, 2013
Growth-Income Fund	January 1, 2013	December 31, 2013
International Growth and Income Fund	January 1, 2013	December 31, 2013
Asset Allocation Fund	January 1, 2013	December 31, 2013
Global Balanced Fund	January 1, 2013	December 31, 2013
Bond Fund	January 1, 2013	December 31, 2013
Corporate Bond Fund	May 1, 2013	December 31, 2013
Global Bond Fund	January 1, 2013	December 31, 2013
High-Income Bond Fund	January 1, 2013	December 31, 2013
Mortgage Fund	January 1, 2013	December 31, 2013
US Government/AAA-Rated Securities Fund	January 1, 2013	December 31, 2013
Cash Management Fund	January 1, 2013	December 31, 2013

PLAN OF DISTRIBUTION

OF

AMERICAN FUNDS INSURANCE SERIES

CLASS P1 SHARES

WHEREAS, American Funds Insurance Series (the “Series”) is a Massachusetts business trust which consists of funds set forth on Exhibit A (each a “Fund” and collectively the “Funds”) and may offer additional series of funds in the future;

WHEREAS, each Fund offers shares of beneficial interest;

WHEREAS, American Funds Distributors, Inc. (“AFD”) or any successor entity designated by the Trust (AFD and any such successor collectively are referred to as “Distributor”) will serve as distributor of the shares of beneficial interest of the Funds;

WHEREAS, the purpose of this Plan of Distribution (the "Plan") is to authorize the Series to bear expenses of distribution of a class of such shares, including payments to various insurance companies (the “Insurance Companies”) previously approved by the Board of Trustees, for certain distribution expenses incurred in connection with the Series; and

WHEREAS, the Board of Trustees of the Series has determined that there is a reasonable likelihood that this Plan will benefit the Series and its shareholders, as well as the owners of variable insurance contracts and policies that hold shares of the Series:

NOW, THEREFORE, the Series adopts this Plan as follows:

1. Payments to Insurance Companies. The Series shall pay to the Insurance Companies, pursuant to this Plan, an amount equal to 0.25 of 1% per annum of the average net assets represented by Class P1 shares of the Series to finance any distribution activity which is primarily intended to benefit the shares of the Series; provided that the Board of Trustees of the Series shall have approved categories of expenses for which payment shall be made pursuant to this paragraph 1.

2. Approval by the Board. This Plan shall not take effect until it has been approved, together with any related agreement, by votes of the majority of both (i) the Board of Trustees of the Series and (ii) those Trustees of the Series who are not "interested persons" of the Series (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) and have no direct or indirect financial interest in the operation of this Plan or any agreement related to it (the "Independent Trustees"), cast in person at a meeting called for the purpose of voting on this Plan and/or such agreement.

3. Review of Expenditures. At least quarterly, the Board of Trustees shall be provided by any person authorized to direct the disposition of monies paid or payable by the Series pursuant to this Plan or any related agreement, and the Board shall review, a written report of the amounts expended pursuant to this Plan and the purposes for which such expenditures were made.

4. Termination of Plan. This Plan may be terminated as to each Fund’s Class P1 shares at any time by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Class P1 shares of each Fund. Unless sooner terminated in accordance with this provision, this Plan shall continue in effect until December 31, 2012. It may thereafter be continued from year to year in the manner provided for in paragraph 2 hereof. The effective and termination dates of this Plan with respect to the Funds are set forth on Exhibit A.

5. Requirements of Agreement. Any agreement related to this Plan shall be in writing, and shall provide:

a.	that such agreement may be terminated as to the Series at any time, without payment of any penalty, by vote of a majority of the Independent Trustees or by a vote of a majority of the outstanding Class P1 shares of each Fund, on not more than sixty (60) days' written notice to any other party to the agreement; and

b.	that such agreement shall terminate automatically in the event of its assignment.

6. Amendment. This Plan may not be amended to increase materially the maximum amount of fees or other distribution expenses provided for in paragraph 1 hereof with respect to the Class P1 shares of each Fund unless such amendment is approved by vote of a majority of the Class P1 shares of each Fund and as provided in paragraph 2 hereof, and no other material amendment to this Plan shall be made unless approved in the manner provided for in paragraph 2 hereof.

7. Nomination of Trustees. While this Plan is in effect, the selection and nomination of Independent Trustees shall be committed to the discretion of the Independent Trustees of the Trust.

8. Issuance of Additional Series of Funds. This Plan shall apply to any additional funds added to the Series that offer Class P1 shares unless the Series’ Independent Trustees otherwise provide.

9. Application to Funds. The provisions of this Plan shall apply separately to each fund of the Series, and any actions taken by the Board of Trustees or the shareholders of the Series, pursuant to paragraphs 2, 4 and 6 hereof, shall be taken separately for each fund of the Series.

10. Record Retention. The Series shall preserve copies of this Plan and any related agreement and all reports made pursuant to paragraph 3 hereof for not less than six (6) years from the date of this Plan, or such agreement or reports, as the case may be, the first two years of which such records shall be stored in an easily accessible place.

IN WITNESS WHEREOF, the Series has caused this Plan to be executed by its officers thereunto duly authorized, as of September 17, 2012.

AMERICAN FUNDS INSURANCE SERIES

By/s/ Donald D. O’Neal

Donald D. O’Neal,

Vice Chairman

By/s/ Steven I. Koszalka

Steven I. Koszalka,

Secretary

EXHIBIT A

Fund	Effective Date	Termination Date
Protected Growth Fund	April 26, 2013	December 31, 2013
Protected Growth-Income Fund	April 26, 2013	December 31, 2013
Protected Blue Chip Income and Growth Fund	April 26, 2013	December 31, 2013
Protected New World Fund	April 26, 2013	December 31, 2013
Protected Asset Allocation Fund	January 1, 2013	December 31, 2013

PLAN OF DISTRIBUTION

OF

AMERICAN FUNDS INSURANCE SERIES

CLASS P2 SHARES

WHEREAS, American Funds Insurance Series (the “Series”) is a Massachusetts business trust which consists of funds set forth on Exhibit A (each a “Fund” and collectively the “Funds”) and may offer additional series of funds in the future;

WHEREAS, each Fund offers shares of beneficial interest;

WHEREAS, American Funds Distributors, Inc. (“AFD”) or any successor entity designated by the Trust (AFD and any such successor collectively are referred to as “Distributor”) will serve as distributor of the shares of beneficial interest of the Funds;

WHEREAS, the purpose of this Plan of Distribution (the "Plan") is to authorize the Series to bear expenses of distribution of a class of such shares, including payments to various insurance companies (the “Insurance Companies”) previously approved by the Board of Trustees, for certain distribution expenses incurred in connection with the Series; and

WHEREAS, the Board of Trustees of the Series has determined that there is a reasonable likelihood that this Plan will benefit the Series and its shareholders, as well as the owners of variable insurance contracts and policies that hold shares of the Series:

NOW, THEREFORE, the Series adopts this Plan as follows:

1. Payments to Insurance Companies. The Series shall pay to the Insurance Companies, pursuant to this Plan, an amount equal to 0.50 of 1% per annum of the average net assets represented by Class P2 shares of the Series to finance any distribution activity which is primarily intended to benefit the shares of the Series; provided that the Board of Trustees of the Series shall have approved categories of expenses for which payment shall be made pursuant to this paragraph 1.

2. Approval by the Board. This Plan shall not take effect until it has been approved, together with any related agreement, by votes of the majority of both (i) the Board of Trustees of the Series and (ii) those Trustees of the Series who are not "interested persons" of the Series (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) and have no direct or indirect financial interest in the operation of this Plan or any agreement related to it (the "Independent Trustees"), cast in person at a meeting called for the purpose of voting on this Plan and/or such agreement.

3. Review of Expenditures. At least quarterly, the Board of Trustees shall be provided by any person authorized to direct the disposition of monies paid or payable by the Series pursuant to this Plan or any related agreement, and the Board shall review, a written report of the amounts expended pursuant to this Plan and the purposes for which such expenditures were made.

4. Termination of Plan. This Plan may be terminated as to each Fund’s Class P2 shares at any time by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Class P2 shares of each Fund. Unless sooner terminated in accordance with this provision, this Plan shall continue in effect until December 31, 2012. It may thereafter be continued from year to year in the manner provided for in paragraph 2 hereof. The effective and termination dates of this Plan with respect to the Funds are set forth on Exhibit A.

5. Requirements of Agreement. Any agreement related to this Plan shall be in writing, and shall provide:

a.	that such agreement may be terminated as to the Series at any time, without payment of any penalty, by vote of a majority of the Independent Trustees or by a vote of a majority of the outstanding Class P2 shares of each Fund, on not more than sixty (60) days' written notice to any other party to the agreement; and

b.	that such agreement shall terminate automatically in the event of its assignment.

6. Amendment. This Plan may not be amended to increase materially the maximum amount of fees or other distribution expenses provided for in paragraph 1 hereof with respect to the Class P2 shares of each Fund unless such amendment is approved by vote of a majority of the Class P2 shares of each Fund and as provided in paragraph 2 hereof, and no other material amendment to this Plan shall be made unless approved in the manner provided for in paragraph 2 hereof.

7. Nomination of Trustees. While this Plan is in effect, the selection and nomination of Independent Trustees shall be committed to the discretion of the Independent Trustees of the Trust.

8. Issuance of Additional Series of Funds. This Plan shall apply to any additional funds added to the Series that offer Class P2 shares unless the Series’ Independent Trustees otherwise provide.

9. Application to Funds. The provisions of this Plan shall apply separately to each fund of the Series, and any actions taken by the Board of Trustees or the shareholders of the Series, pursuant to paragraphs 2, 4 and 6 hereof, shall be taken separately for each fund of the Series.

10. Record Retention. The Series shall preserve copies of this Plan and any related agreement and all reports made pursuant to paragraph 3 hereof for not less than six (6) years from the date of this Plan, or such agreement or reports, as the case may be, the first two years of which such records shall be stored in an easily accessible place.

IN WITNESS WHEREOF, the Series has caused this Plan to be executed by its officers thereunto duly authorized, as of September 17, 2012.

AMERICAN FUNDS INSURANCE SERIES

By/s/ Donald D. O’Neal

Donald D. O’Neal,

Vice Chairman

By/s/ Steven I. Koszalka

Steven I. Koszalka,

Secretary

EXHIBIT A

Fund	Effective Date	Termination Date
Protected Growth Fund	April 26, 2013	December 31, 2013
Protected Growth-Income Fund	April 26, 2013	December 31, 2013
Protected Blue Chip Income and Growth Fund	April 26, 2013	December 31, 2013
Protected New World Fund	April 26, 2013	December 31, 2013
Protected Asset Allocation Fund	January 1, 2013	December 31, 2013